UNDERWRITING AGREEMENT

September 10, 2003

Aurizon Mines Ltd.
Suite 900 – 510, Burrard Street
Vancouver, British Columbia
V6C 3A8

Attention:

David P. Hall, Chairman, President and Chief Executive Officer

Dear Sir:

National Bank Financial Inc., Haywood Securities Inc., Sprott Securities Inc., Orion Securities Inc., Dundee Securities Corporation and McFarlane Gordon Inc. (collectively, the “Underwriters”) understand that Aurizon Mines Ltd. (the “Corporation”) proposes to sell to the Underwriters 10,000,000 units of the Corporation (the “Units”) at a price of $2.00 per Unit, for aggregate gross proceeds of $20,000,000.  Each Unit will be comprised of one common share in the capital of the Corporation (a “Common Share”) and one-half of one Common Share purchase warrant.  Each whole Common Share purchase warrant (a “Warrant”) will entitle the holder thereof to acquire one Common Share at an exercise price of $2.50 per Common Share at any time on or prior to the date which is 24 months following the Closing Date (as defined in  hereof).

The Underwriters shall have the option, exercisable in their sole discretion at any time prior to the Time of Closing (as defined in  hereof) on the Closing Date to purchase up to 1,500,000 additional Units (the “Over-Allotment Units”) to cover over-allotments (together, the sale of the Units and any Over-Allotment Units shall hereinafter be referred to as the “Offering”).  The Warrants comprising part of the Over-Allotment Units shall hereinafter be referred to as the “Over-Allotment Warrants”.

Terms and Conditions

The terms and conditions relating to the Offering are as follows:

Section 1

Offered Securities.

(1)

The material attributes and characteristics of the Common Shares shall be the same as described in the memorandum and articles of incorporation of the Corporation, as amended (together, the “Articles”).

(2)

The material attributes and characteristics of the Warrants and, if applicable, the Over-Allotment Warrants, shall be substantially as described herein.

(3)

The Over-Allotment Units shall have attributes and characteristics that are identical to the Units.

Section 2

Offering.

(1)

Subject to the terms and conditions of this Agreement, the Underwriters offer to purchase the Units, and by acceptance of this Agreement, the Corporation hereby agrees to sell to the Underwriters and the Underwriters agree to purchase at the Time of Closing on the Closing Date all, but not less than all, of the said Units.  In the event that the Underwriters exercise their right pursuant to the Over-Allotment Option to purchase Over-Allotment Units, the Corporation hereby agrees to sell to the Underwriters and the Underwriters agree to purchase that number of Over-Allotment Units requested by written notice to the Corporation by the Underwriters, at the Time of Closing on the Closing Date.

(2)

The Corporation understands and acknowledges that the Units and, if applicable, the Over-Allotment Units, may be distributed in Ontario, Alberta, British Columbia, Manitoba and Quebec (collectively, the “Offering Provinces”), and such other jurisdictions, including the United States, as agreed upon by the Corporation and the Underwriters (the “Offering Jurisdictions”).

(3)

The Underwriters shall offer for sale and sell the Units and, if applicable, the Over-Allotment Units, to purchasers (collectively, the “Purchasers”) in the Offering Provinces in such a manner so as not to require registration thereof or the filing of a prospectus, an offering memorandum or similar disclosure document or imposing on the Corporation continuous reporting obligations with respect thereto under the applicable securities legislation of each of the Offering Provinces (the “Securities Legislation”).

(4)

The Corporation and the Underwriters acknowledge that Schedule “A” hereto, forms part of this Agreement.

Section 3

Underwriters’ Services and Compensation.

(1)

The Corporation agrees to pay the Underwriters a cash commission (the “Underwriters’ Commission”) at the Time of Closing in an amount equal to 5.5% of the aggregate gross proceeds of the Offering.

(2)

The Underwriters’ Commission is to be paid in consideration of the services to be rendered by the Underwriters in connection with the Offering, which services shall include:

(a)

acting as underwriters of the Corporation in respect of the purchase of the Units and, if applicable, the Over-Allotment Units;

(b)

assisting in the preparation of the form of the agreements (each, a “Subscription Agreement”) to be executed by each Purchaser with respect to the purchase of such securities; and

(c)

advising the Corporation with respect to the Offering.

Section 4

Representations of the Corporation.

(1)

The Corporation represents and warrants to the Underwriters and the Purchasers, and acknowledges that the Underwriters and the Purchasers are relying upon such representations and warranties:

(a)

the Corporation is, and at the Time of Closing will be, a reporting issuer not in default under the securities laws of Ontario, British Columbia and Quebec and is in compliance with the rules and regulations of the Toronto Stock Exchange (the “Exchange”), and no material change relating to the Corporation has occurred in the past 18 months with respect to which the requisite material change report has not been filed under the Securities Legislation and no such disclosure has been made on a confidential basis;

(b)

the Corporation will, at the Time of Closing be a “qualifying issuer” as such term is defined in Multilateral Instrument 45-102 - Resale of Securities of the Canadian Securities Administrators (“MI 45-102”);

(c)

the Corporation has full corporate power, capacity and authority to undertake the Offering and carry out all other transactions contemplated herein, in the Subscription Agreements, in the certificates representing the Units (and, if applicable, the Over-Allotment Units) and in the certificates representing the Warrants (and, if applicable, the Over-Allotment Warrants)  (collectively, the “Documents”);

(d)

each of the Documents has been, or at the Time of Closing will be, duly authorized and executed and delivered by the Corporation and the Documents, when executed and delivered by the Corporation will constitute valid and binding obligations of the Corporation enforceable in accordance with their respective terms except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

(e)

the execution and delivery of the Documents, the issue, sale and delivery of the Common Shares comprising part of the Units (and Over-Allotment Units if applicable), the creation, issue and delivery of the Warrants (and Over-Allotment Warrants if applicable), the issue, sale and delivery of the Common Shares underlying the Warrants (and Over-Allotment Warrants if applicable) and the performance and consummation by the Corporation of the transactions contemplated in the Documents:

(i)

does not require any consent, approval, authorization or order of any court or governmental agency or body, except that which may be required under applicable securities legislation;

(ii)

will not contravene any statute or regulation of any governmental authority which is binding on the Corporation; and

(iii)

will not result in the breach of, or be in conflict with, or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default under any term or provision of the constating documents, by-laws or resolutions of the Corporation or any mortgage, note, indenture, contract or agreement instrument, lease or other document to which the Corporation is a party, or any judgment, decree or order or any term or provision thereof, which breach, conflict or default would materially and adversely affect the business, operations, capital or condition (financial or otherwise) of the Corporation;

(f)

the Corporation’s issued and outstanding Common Shares are listed and posted for trading solely on the Exchange, and no order ceasing or suspending trading in any securities of the Corporation or the trading of any of the Corporation’s issued securities has been issued and no proceedings for such purpose are pending or to the best of the

 Corporation’s knowledge threatened.  As of the Closing Date, the Common Shares comprising part of the Units, the Common Shares issuable upon exercise of the Warrants and, if applicable, the Common Shares comprising part of the Over-Allotment Units and the Common Shares issuable upon exercise of the Over-Allotment Warrants, will be conditionally approved for listing on the Exchange;

(g)

when issued in accordance with the applicable terms of the Documents, the Common Shares comprising part of the Units, the Common Shares issuable upon exercise of the Warrants and, if applicable, the Common Shares comprising part of the Over-Allotment Units and the Common Shares issuable upon exercise of the Over-Allotment Warrants, will all be validly issued, fully paid and non-assessable securities of the Corporation;

(h)

the authorized capital of the Corporation, consists of 600 million shares divided into 500 million Common Shares and 100 million preferred shares, of which 85,282,862 Common Shares are issued and outstanding as at September 8, 2003 as fully paid and non-assessable shares of the Corporation;

(i)

the Corporation has no associates (as defined in the Securities Act (Ontario) (the “Ontario Act”) and is not a partner, co-tenant, joint venturer or otherwise a participant in any partnership joint venture, co-tenancy or other similarly joint owned business other than the joint venture with Cambior Inc. respecting the Sleeping Giant mine;

(j)

the Corporation is validly existing under the laws of British Columbia and to the best of its knowledge is current and up-to-date with all filings required to be made by it in such jurisdiction;

(k)

the Corporation has all requisite corporate capacity, power and authority, and possesses all material certificates, authority, permits and licenses issued by the appropriate state, provincial, municipal or federal regulatory agencies or bodies necessary to conduct the business as now conducted by it and to own its assets and is in compliance in all material respects with such certificates, authorities, permits or licenses. The Corporation has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority, permit or license which, singly or in the aggregate, if the subject of an unfavourable decision, order, finding or ruling, would materially and adversely affect the conduct of the business, operations, financial condition, income or future prospects of the Corporation taken as a whole;

(l)

all press releases, material change reports, financial statements, management information circulars, prospectuses and other documents filed by or on behalf of the Corporation with any Commission or the Exchange (the “Continuous Disclosure Materials”) were true and correct in all material respects and did not contain any misrepresentation (as defined in the Ontario Act), as at the respective dates of such filings;

(m)

to the best of the Corporation’s knowledge, there are no material legal or governmental proceedings pending or contemplated or threatened, to which the Corporation is a party or to which the property of the Corporation is subject;

(n)

the Corporation is not a party to or bound or affected by any commitment, agreement or document containing any covenant which expressly limits the freedom of the Corporation to compete in any line of business, transfer or move any of its assets or operations or which would materially or adversely affect the business practices, operations or condition of the Corporation;

(o)

the audited annual consolidated financial statements of the Corporation as at and for the 12 month period ended December 31, 2002 and the unaudited financial statements of the Corporation as at and for the six month period ended June 30, 2003 (collectively, the “Financial Statements”) have been prepared in accordance with generally accepted accounting principles, present fairly, in all material respects, the financial position of the Corporation as at December 31, 2002 and June 30, 2003, respectively, and the results of its operations and the changes in its financial position for the 12 month period ended December 31, 2002 and the six month period ended June 30, 2003 respectively, and do not omit to state any material fact that is required by generally accepted accounting principles or by applicable law to be stated or reflected therein or which is necessary to make the statements contained therein not misleading;

(p)

there are no material liabilities of the Corporation whether direct, indirect, absolute, contingent or otherwise which are not disclosed or reflected in the Financial Statements except those incurred in the ordinary course of business since June 30, 2003;

(q)

the Corporation’s employment contracts with all senior employees are in good standing and in full force and effect.  No current or former director, officer, shareholder, employee or independent contractor of the Corporation or any person not dealing at arm’s length within the meaning of the Income Tax Act (Canada) with any such person is indebted to the Corporation.  To the best of the Corporation’s knowledge, there are no outstanding labour disputes, (whether filed or lodged with the Corporation or any other person or organization), pending labour disruptions or pending unionization with respect to the Corporation;

(r)

the Corporation is not bound by or a party to any collective bargaining agreement;

(s)

other than the Underwriters there is no person, firm or corporation acting or purporting to act at the request of the Corporation, who is entitled to any brokerage or finder's fee in connection with the Offering;

(t)

the Corporation has filed all necessary tax returns and notices and has paid all applicable taxes of whatever nature for all tax years to the date hereof to the extent such taxes have become due or have been alleged to be due and the Corporation is not aware of any tax deficiencies or interest or penalties accrued or accruing, or alleged to be accrued or accruing, thereon where, in any of the above cases it might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the business affairs or business prospects of the Corporation;

(u)

the Corporation has conducted and is conducting its business in compliance in all material respects with all applicable laws, rules and regulations of each jurisdiction in which it carries on business and with all laws, regulations, tariffs, rules, orders and directives material to its operation, including, without limitation, all applicable laws, regulations and statutes relating to mining and/or mining claims, concessions, licenses or leases, and the Corporation has not received any notice of the revocation or cancellation of, or any intention to revoke or cancel, any of the mining claims, concessions, licenses, leases or other instruments conferring mineral rights in respect of the Casa Berardi property and the Sleeping Giant mine (collectively the

 “Resource Properties”), other than as described in the Continuous Disclosure Materials and the technical reports relating to such projects;

(v)

the Corporation is the absolute legal and beneficial owner of all of the material assets of the Corporation, including, without limitation, the mining claims, concessions, licenses and leases or other instruments conferring the mineral rights comprising the Casa Berardi property and the Corporation’s interest in the Sleeping Giant Mine, free of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever.  No other property rights are necessary for the conduct of the Corporation’s business.  There are no restrictions on the ability of the Corporation to use, transfer or otherwise exploit any such property rights, and the Corporation does not know of any claim or basis for a claim that may adversely affect such rights;

(w)

the Corporation has no responsibility or obligation to pay any commission, royalty or similar payment to any person with respect to its property rights other than as disclosed in the Continuous Disclosure Materials;

(x)

any and all agreements pursuant to which the Corporation holds any of its material assets are valid and subsisting agreements in full force and effect, enforceable in accordance with their respective terms, the Corporation is not in default of any of the material provisions of any such agreements including without limitation failure to fulfil any payment or work obligation thereunder nor has any such default been alleged, the Corporation is not aware of any disputes with respect thereto and such assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated, all leases, licenses, concessions, patented and unpatented claims pursuant to which the Corporation derives its interest in such material assets are in good standing and there has been no material default under any such leases, licenses, concessions, patented and unpatented claims and all real or other property taxes required to be paid with respect to such assets to the date hereof have been paid with respect to any premises leased by the Corporation, the Corporation occupies the leased premises and has the exclusive right to occupy and use the leased premises and each of the leases pursuant to which the Corporation occupies the leased premises is in good standing and in full force and effect.  The performance of obligations pursuant to and in compliance with the terms of the Documents and the completion of the transactions described herein by the Corporation, will not afford any of the parties to such leases or any other person the right to terminate such lease or result in any additional or more onerous obligations under such leases;

(y)

the real property (and the buildings constructed thereon) in which the Corporation has a direct or indirect interest whether leasehold or fee simple or otherwise (the “Real Property”) is insured against all loss from damage by hazards or risks normally insured against, with reasonable deductibles. To the best of the Corporation’s knowledge, (i) such buildings were constructed in accordance with building permits properly issued therefore and in compliance with all applicable building and zoning by-laws, and, to the best of the Corporation’s knowledge, (ii) there are no material defects in such buildings, (iii) there are no outstanding work orders or deficiency notices relating to such buildings from or required by any police or fire department, sanitation or health authority or from any federal, provincial or municipal authority, (iv) there are no matters under discussion with any such departments or authorities relating to work orders, and (v) such buildings and all chattels required for the effective operation of such buildings are in good operating condition and are in a state of good repair and maintenance;

(z)

to the best of the Corporation’s knowledge, the Real Property and the operations thereon are in material compliance with all applicable federal, provincial, state and municipal environmental, health and safety statutes, regulations and permits.  To the best of the Corporation’s knowledge, none of such Real Property or operations is subject to any judicial or administrative proceeding alleging the violation of any federal, provincial, state or municipal environmental, health or safety statute or regulation or is subject to any investigation concerning whether any remedial action is needed to respond to a release of any Hazardous Material (as defined below) into the environment.  Except in material compliance with applicable environmental laws, none of the Real Property has at any time been used by the Corporation as a waste storage or waste disposal site or to operate a waste management business. The Corporation has no contingent liability of which it has knowledge or reasonably should have knowledge in connection with any release of any Hazardous Material on or into the environment from any of the Real Property and operations thereon.  The Corporation does not generate, transport, treat, store or dispose of any waste, subject waste, hazardous waste, deleterious substance, industrial waste (as defined in applicable federal, provincial or municipal legislation) on any of the Real

Property in contravention of applicable federal, provincial or municipal laws or regulations enacted for the protection of the natural environment or human health.  To the best of the Corporation’s knowledge, no underground storage tanks or surface impoundments containing a petroleum product or Hazardous Material are located on any of the Real Property in contravention of applicable federal, provincial, state or municipal laws or regulations enacted for the protection of the natural environment or human health.  For the purposes of this subparagraph, “Hazardous Material” means any contaminant, pollutant, subject waste, hazardous waste, deleterious substance, industrial waste, toxic matter or any other substance that when released into the natural environment is likely to cause, at some immediate or future time, material harm or degradation to the natural environment or material risk to human health and, without restricting the generality of the foregoing, includes any contaminant, pollutant, subject waste, deleterious substance, industrial waste, toxic matter or hazardous waste as defined by applicable federal, provincial or municipal laws or regulations enacted for the protection of the natural environment or human health;

(aa)

The Corporation and persons acting for and on its behalf, the underlying owners or lessors of or the operators of claims comprising the Resource Properties and persons acting on their behalf who may from time to time be present on the Real Property in accordance with the terms of their respective agreements are, to the best of the knowledge of the Corporation, the only occupiers of the Real Property;

(bb)

except as disclosed to the Underwriters, during the previous 12 months, the Corporation has not, directly or indirectly, declared or paid any dividend or declared or made any other distribution on any of its securities of any class, or, directly or indirectly, redeemed, purchased or otherwise acquired any of its securities or agreed to do any of the foregoing;

(cc)

there is not, in the Articles or in any agreement, mortgage, note, debenture, indenture or other instrument or document to which the Corporation is a party, any restriction upon or impediment to, the declaration or payment of dividends by the directors of the Corporation or the payment of dividends by the Corporation to the holders of any of its securities;

(dd)

to the best of the Corporation’s knowledge, the corporate records and minute books of the Corporation which have been made available to the Underwriters’ counsel for review contain, in all material respects, complete and accurate minutes of all meetings of the directors and shareholders of the Corporation held since incorporation, and signed copies of all resolutions duly passed or confirmed by the directors or shareholders of the Corporation, other than at a meeting;

(ee)

Computershare Trust Company of Canada, at its principal office in Vancouver, has been duly appointed as the registrar and transfer agent for the Common Shares of the Corporation;

(ff)

the Corporation shall use the net proceeds of the Offering for continued exploration and development of the Corporation’s Casa Berardi property, shaft deepening at the Sleeping Giant Mine and for general working capital purposes; and

(gg)

no representation, warranty or statement of the Corporation in this Agreement contains or will contain at the Time of Closing any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which made, not misleading.  The Corporation has disclosed to the Underwriters all events, conditions or facts related to the Corporation which materially affect the condition (financial or otherwise) or business of the Corporation.

Section 5

Covenants of the Corporation.

(1)

The Corporation hereby covenants to the Underwriters and the Purchasers that it will:

(a)

fulfil all legal requirements to issue and deliver the Common Shares comprising part of the Units (and Over-Allotment Units if applicable), to create, issue and deliver the Warrants (and Over-Allotment Warrants if applicable), to sell, issue and deliver the Common Shares underlying the Warrants upon the due and proper exercise of the Warrants including payment of the exercise price (and Over-Allotment Warrants if applicable), in compliance with the applicable Securities Legislation to enable the Units and, if applicable, the Over-Allotment Units, to be offered for sale and sold to the Purchasers, without the necessity of filing a prospectus or an offering memorandum;

(b)

use its reasonable best efforts to obtain the necessary regulatory consents from the Exchange to the Offering on such terms as are mutually acceptable to the Underwriters and the Corporation, acting reasonably;

(c)

use reasonable commercial efforts to maintain the listing of the Common Shares and arrange for the listing of the Common Shares comprising part of the Units, the Common Shares issuable upon exercise of the Warrants and, if applicable, the Common Shares comprising part of the Over-Allotment Units and the Common Shares issuable upon exercise of the Over-Allotment Warrants, on the Exchange and maintain its status as a reporting issuer in each of the Offering Provinces for a period of at least one year from the Closing Date;

(d)

not, during the period from the date hereof to the day that is 90 days after the Closing Date, without the prior written consent of the Underwriters not to be unreasonably withheld, amend the terms and conditions of the common shares or issue any additional securities or any options, warrants or contractual rights which may result in the issue of common shares, other than (i) pursuant to the exercise of securities outstanding on the date hereof, (ii) pursuant to the Offering, and the exercise of the Over-Allotment Option, (iii) pursuant to the Corporation’s existing stock option plan, and (iv) pursuant to any bona fide arm’s length acquisition of a business whether by way of a purchase of shares or assets, merger, plan of arrangement, amalgamation or otherwise provided such business is consistent with the current mineral exploration and development business of the Corporation;

(e)

be a “qualifying issuer” as such term is defined in MI 45-102 at the Time of Closing and fulfil to the satisfaction of the Underwriters all requirements (including, without limitation, compliance with the Securities Legislation) required to be fulfilled by the Corporation in order to distribute the Units, and, if applicable, the Over-Allotment Units, with a statutory hold period under the Securities Legislation, which does not extend beyond four months and one day after the Closing Date; and

(f)

file within the prescribed time limits such documents as may be required under the applicable Securities Legislation relating to the private placement of the Units and, if applicable, the Over-Allotment Units, which, without limiting the generality of the foregoing, shall include a Form 45-501F1 as prescribed by Rule 45-501 made under the Ontario Act and, if necessary, a Form 45-102F2 as prescribed by MI 45-102, and pay all filing fees to be paid in connection therewith.

Section 6

Conditions of Closing.

The obligations of the Underwriters and the Purchasers to complete the purchase of the Units, and, if applicable, the Over-Allotment Units, shall be subject to the fulfilment before the Time of Closing of the following conditions:

(1)

the Corporation shall have obtained all requisite regulatory approvals required to be obtained by the Corporation in respect of the Offering;

(2)

the Corporation shall have fully complied with all relevant statutory and regulatory requirements required to be complied with prior to the Time of Closing (including, without limitation, the regulatory requirements of the Exchange) in connection with the Offering;

(3)

the Corporation shall have received the conditional acceptance of the Exchange to proceed with the Offering and to list the Common Shares comprising part of the Units, the Common Shares issuable upon exercise of the Warrants, the Common Shares comprising part of the Over-Allotment Units and the Common Shares issuable upon exercise of the Over-Allotment Warrants, subject to the usual filing requirements of the Exchange;

(4)

the Corporation shall have filed a “Current AIF” (the “AIF”) as such term is defined in MI 45-102 and shall be a “qualifying issuer” as defined in MI 45-102;

(5)

the Corporation shall have taken all necessary corporate action to authorize and approve each of the Documents, the issuance of the Common Shares comprising part of the Units, the Common Shares issuable upon exercise of the Warrants and, if applicable, the Common Shares comprising part of the Over-Allotment Units and the Common Shares issuable upon exercise of the Over-Allotment Warrants, and all other matters relating thereto;

(6)

the Underwriters and the Purchasers shall have received at the Time of Closing a favourable legal opinion of DuMoulin Black, counsel to the Corporation, or local counsel to the Corporation addressed to the Underwriters and the Purchasers, acceptable to counsel to the Underwriters, to the effect that:

(a)

the Corporation is a corporation validly existing under the laws of its jurisdiction of incorporation and is qualified to carry on business under the laws of Ontario, British Columbia and Quebec, as applicable;

(b)

the Corporation has all requisite corporate capacity, power and authority to conduct the business as now conducted by it and to own its assets;

(c)

the authorized capital of the Corporation, consists of 600 million shares divided into 500 million Common Shares and 100 million preferred shares, of which 85,282,862 Common Shares are issued and outstanding as at September 8, 2003;

(d)

each of the Documents has been duly authorized and executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation enforceable in accordance with its terms (subject to bankruptcy, insolvency or other laws affecting the rights of creditors generally, general equitable principles including the availability of equitable remedies);

(e)

all necessary corporate action has been taken by the Corporation to authorize the creation and issue (as applicable) of the Common Shares comprising part of the Units, the Warrants, the Common Shares issuable upon exercise of the Warrants, the Common Shares comprising part of the Over-Allotment Units, the Over-Allotment Warrants and the Common Shares issuable upon exercise of the Over-Allotment Warrants;

(f)

the Warrants and, if applicable, the Over-Allotment Warrants, have been created, authorized and issued by the Corporation;

(g)

the Common Shares comprising part of the Units and, if applicable, the Over-Allotment Units, have been validly issued as fully-paid and non-assessable Common Shares;

(h)

the Common Shares issuable upon the exercise of the Warrants and, if applicable, the Over-Allotment Warrants, have been authorized and reserved for issue to the holders of the Warrants and, if applicable, the Over-Allotment Warrants, and upon the exercise of the Warrants and, if applicable, the Over-Allotment Warrants in accordance with the terms thereof, such Common Shares will be validly issued as fully-paid and non-assessable Common Shares;

(i)

the issue and sale of the Units and, if applicable, the Over-Allotment Units, are exempt, either by statute or regulation or order, from the prospectus requirements of the Offering Provinces, subject to the filing of all necessary reports, certificates or undertakings and fees required to be filed under the applicable securities legislation;

(j)

the Units, the Common Shares comprising part of the Units, the Common Shares issuable upon exercise of the Warrants and, if applicable, the Over-Allotment Units, the Common Shares comprising part of the Over-Allotment Units and the Common Shares issuable upon exercise of the Over-Allotment Warrants will not be subject to any restricted or statutory hold period under the Securities Legislation, which extends beyond four months and one day after the Closing Date, and thereafter no other documents are required to be filed, proceedings taken or approvals, permits, consents, orders or authorizations of regulatory authorities required to be obtained under the laws of any of the Offering Provinces, in connection with the first trade by a holder thereof (subject to the usual qualifications);

(k)

the form of share certificate for the Common Shares conforms with all applicable corporate legislation and Exchange requirements and has been approved by the board of directors of the Corporation;

(l)

the Common Shares comprising part of the Units, the Common Shares issuable upon exercise of the Warrants and, if applicable, the Common Shares comprising part of the Over-Allotment Units and the Common Shares issuable upon exercise of the Over-Allotment Warrants, have been conditionally approved for listing on the Exchange; and

(m)

the Corporation is a reporting issuer not in default under the applicable Securities Legislation,

and in giving the opinions contemplated above, counsel to the Corporation shall be entitled to deliver opinions of local counsel in the Offering Jurisdictions, and counsel to the Corporation shall be entitled, as to matters of fact, to rely upon the representations and warranties of the Purchasers contained in the Subscription Agreements, a certificate of fact of the Corporation signed by officers of the Corporation in positions to have knowledge of such facts and their accuracy, certificates of such public officials and other persons as are necessary or desirable;

(7)

the Underwriters shall have received at the Closing a title opinion, in form and substance satisfactory to the Underwriters’ counsel acting reasonably, addressed to the Underwriters and their counsel in respect of the title of the Corporation in and to the Resource Properties;

(8)

the Underwriters and the Purchasers shall have received a certificate of the Corporation, dated the Closing Date, signed by the Chief Executive Officer of the Corporation or by such other officer or officers of the Corporation acceptable to the Underwriters, certifying that:

(a)

the Corporation has complied with all covenants and satisfied all terms and conditions of this Agreement on its part to be complied with and satisfied up to the Time of Closing;

(b)

all of the representations and warranties contained in this Agreement are true and correct as of the Closing Date with the same force and effect as if made at and as of the Closing Date, after giving effect to the transactions contemplated hereby;

(c)

no order, ruling or determination having the effect of ceasing or suspending trading in any securities of the Corporation (including the currently issued and outstanding Common Shares, the Common Shares comprising part of the Units, the Common Shares issuable upon exercise of the Warrants and, if applicable, the Common Shares comprising part of the Over-Allotment Units and the Common Shares issuable upon exercise of the Over-Allotment Warrants), has been issued and no proceedings for such purposes are pending, or, to the knowledge of such officers, contemplated or threatened;

(d)

the execution and delivery (as applicable) of the Documents, the certificates representing each of the Units, the Common Shares comprising part of the Units, the Common Shares issuable upon exercise of the Warrants, the Over-Allotment Units, the Common Shares comprising part of the Over-Allotment Units and the Common Shares issuable upon exercise of the Over-Allotment Warrants and the performance of the transactions contemplated thereby, do not and will not result in a breach of, and do not create a state of facts which, after notice, or lapse of time or both, will result in a breach of, and do not and will not conflict with, any of the terms, conditions or provisions of the Articles or any trust indenture, agreement or instrument to which the Corporation is contractually bound on the Closing Date; and,

(9)

the Corporation has delivered to the Underwriters a certificate of Computershare Trust Company of Canada, as registrar and transfer agent of the Common Shares, which certifies the number of Common Shares issued and outstanding on the date prior to the Closing Date.

Section 7

Closing.

(1)

The purchase and sale of the Units and, if applicable, the Over-Allotment Units, shall be completed at the offices of Stikeman Elliott LLP, Suite 5300, Commerce Court West, 199 Bay Street, Toronto, Ontario at 10:00 a.m. (Toronto time) (the “Time of Closing”) on September 10, 2003 or at such other time or on such other date as the Corporation and the Underwriters may agree upon (the “Closing Date”).

(2)

At the Time of Closing, the Corporation shall deliver to the Underwriters on their own behalf and on behalf of the Purchasers:

(a)

the requisite legal opinions and certificates as contemplated in  hereof; and

(b)

such further documentation as may be contemplated herein or as counsel to the Underwriters or the applicable regulatory authorities may reasonably require;

against receipt from the Underwriters of executed Subscription Agreements, the Underwriters’ Certificate attached as Exhibit 1 to Schedule “A” hereto and a certified cheque or bank draft in the amount of the gross aggregate proceeds from the sale of the Units and, if applicable, the Over-Allotment Units less the Underwriters’ Commission and the Underwriters’ Expenses.  Certificates representing the Units, the Common Shares comprising part of the Units, the Warrants and, if applicable, the Over-Allotment Units, the Common Shares comprising part of the Over-Allotment Units and the Over-Allotment Warrants, purchased by the Purchasers will be delivered by the Corporation, as directed by the Underwriters on behalf of the Purchasers.

Section 8

Expenses.

Whether or not the transactions contemplated herein are completed, at the Time of Closing the Corporation shall pay all costs, fees and expenses of or incidental to the performance of the obligations under this Agreement including, without limitation (but subject to the provisos which follow): (i) the cost of printing the certificates for the Units, the Common Shares comprising part of the Units, the Warrants, the Common Shares issuable upon exercise of the Warrants, the Over-Allotment Units, the Common Shares comprising part of the Over-Allotment Units, the Over-Allotment Warrants and the Common Shares issuable upon exercise of the Over-Allotment Warrants; (ii) registration, countersignature and delivery (as applicable) of the Common Shares comprising part of the Units, the Warrants, the Common Shares issuable upon exercise of the Warrants, the Common Shares comprising part of the Over-Allotment Units, the Over-Allotment Warrants and the Common Shares issuable upon exercise of the Over-Allotment Warrants; (iii) the fees and expenses of the Corporation’s auditors, counsel and any local counsel; (iv)  the reasonable fees and expenses (including taxes and disbursements) of the Underwriters’ counsel, Stikeman Elliott LLP to a maximum of $75,000 (excluding taxes and disbursements); and (v) the Underwriters’ reasonable out-of-pocket expenses relating to the Offering (together with the other fees and expenses of the Underwriters as set out above, the “Underwriters’ Expenses”) provided that the Corporation shall not be obligated to pay the fees and expenses referred to in paragraphs (iv) and (v) if the transactions contemplated herein fail to complete for any reason other than the neglect or default of the Corporation or the termination of this Agreement by the Underwriters pursuant to Section 13 hereof.

Section 9

Material Changes.

(1)

If after the date hereof until completion of the Offering:

(a)

there occurs any material change or material changes (actual, proposed or prospective) in respect of the Corporation; or

(b)

there occurs any change in any material fact contained in the AIF;

the Corporation shall:

(c)

promptly notify the Underwriters, in writing, providing full particulars of any such change; and

(d)

file or cause to be filed with reasonable promptness, and in any event within any statutory limitation period therefor, any document required to be filed with any regulatory body having jurisdiction, and comply with all requirements of any applicable securities legislation of such jurisdiction.

(2)

The Corporation shall, after the date hereof until completion of the Offering, in good faith discuss with the Underwriters any change in circumstances (actual, proposed or prospective) in respect of which there is reasonable doubt whether written notice should be given to the Underwriters pursuant to this Section and shall consult the Underwriters with respect to the form and content of any proposed press release or material change report to be issued or filed by the Corporation as a result of such change prior to the issuance or filing thereof.

(3)

In this Agreement, the terms “material change”, “material fact”, “misrepresentation” and “distribution” shall have the respective meanings ascribed thereto in the Ontario Act.

Section 10

Representations, Warranties and Covenants of the Underwriters.

The Underwriters hereby represent, warrant and covenant to the Corporation and acknowledge that the Corporation is relying upon such representations, warranties and covenants, that:

(1)

each of them has good and sufficient right and authority to enter into this Agreement and complete the transactions contemplated under this Agreement on the terms and conditions set forth herein;

(2)

each of them has conducted and will conduct and cause each member of the selling group to conduct its activities in connection with arranging for the offering and sale of the Units and, if applicable, the Over-Allotment Units, in compliance with all relevant laws and regulatory requirements and, without limitation, agrees that it will not offer or cause to be offered the Units or, if applicable, Over-Allotment Units in such a manner as to require the registration of the securities comprising the Units or, if applicable, Over-Allotment Units or to require the filing of a prospectus or any similar document in any Offering Jurisdiction or the United States, and each agree that it will not deliver to any prospective Purchaser any document or material that constitutes an offering memorandum as that term is defined in the applicable Securities Legislation;

(3)

each of them will obtain from each Purchaser of the Units and, if applicable, the Over-Allotment Units, an executed Subscription Agreement in a form reasonably acceptable to the Corporation and to the Underwriters relating to the transactions herein contemplated, together with all documentation as may be necessary in connection with subscriptions for Units and, if applicable, the Over-Allotment Units;

(4)

each of them will refrain from advertising the Offering in printed media of general and regular paid circulation, including printed public media, radio, television or telecommunications, electronic display and the internet;

(5)

each of them is an “accredited investor” within the meaning of Rule 45-501 of the Ontario Securities Commission and is registered in each of the Offering Provinces as a dealer or underwriter, as applicable; and

(6)

any offer or sale of the Units and, if applicable, the Over-Allotment Units, in the United States or to U.S. persons will be made in accordance with Schedule “A” hereto.

Section 11

Indemnities.

(1)

The Corporation hereby agrees to indemnify and hold National Bank Financial Inc. and the other Underwriters and/or any of their respective affiliates and the directors, officers, employees and shareholders of the Underwriters (hereinafter referred to as the “Personnel”) harmless from and against any and all expenses, losses (other than loss of profits), claims, actions, damages or liabilities, whether joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims), and the reasonable fees and expenses of its counsel that may be incurred in advising with respect to and/or defending any claim that may be made against the Underwriters, to which the Underwriters and/or the Personnel may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Corporation by the Underwriters and the Personnel hereunder or otherwise in connection with the matters referred to herein, provided, however, that this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:

(a)

the Underwriters or the Personnel have been grossly negligent or dishonest or have committed any fraudulent act in the course of such performance; and

(b)

the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were directly caused by the gross negligence, dishonesty or fraud referred to in (a).

(2)

If for any reason (other than the occurrence of any of the events itemized in (a) and (b) above), the foregoing indemnification is unavailable to the Underwriters or insufficient to hold it harmless, then the Corporation shall contribute to the amount paid or payable by the Underwriters as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Corporation on the one hand and the Underwriters on the other hand but also the relative fault of the Corporation and the Underwriters, as well as any relevant equitable considerations; provided that the Corporation shall, in any event, contribute to the amount paid or payable by the Underwriters as a result of such expense, loss, claim, damage or liability, any excess of such amount over the amount of the fees received by the Underwriters hereunder pursuant to this Agreement.

(3)

The Corporation agrees that in case any legal proceeding shall be brought against the Corporation and/or the Underwriters by any governmental commission or regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, shall investigate the Corporation and/or the Underwriters and any Personnel of the Underwriters shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Corporation by the Underwriters, the Underwriters shall together have the right to employ one of its own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Underwriters for time spent by the Personnel in connection therewith) and out-of-pocket expenses incurred by the Personnel in connection therewith shall be paid by the Corporation as they occur.

(4)

Promptly after receipt of notice of the commencement of any legal proceeding against the Underwriters or any of the Personnel or after receipt of notice of the commencement of any investigation, which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Corporation, the Underwriters will notify the Corporation in writing of the commencement thereof and, throughout the course thereof, will provide copies of all relevant documentation to the Corporation, will keep the Corporation advised of the progress thereof and will discuss with the Corporation all significant actions proposed.

(5)

The indemnity and contribution obligations of the Corporation shall be in addition to any liability which the Corporation may otherwise have, shall extend upon the same terms and conditions to the Personnel of the Underwriters and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Corporation, the Underwriters and any of the Personnel.  The foregoing provisions shall survive the completion of professional services rendered under this Agreement or any termination of the authorization given by this Agreement.

Section 12

Contribution.

(1)

If, for any reason, the indemnity provided for in  hereof is illegal or unenforceable, the Underwriters and the Corporation shall contribute to the aggregate of all losses, claims, costs, damages, expenses or liabilities (except loss of profits in connection with the sale of the Units and, if applicable, the Over-Allotment Units) of the nature provided for in  hereof such that the Underwriters shall be responsible for that portion represented by the percentage that the Underwriters’ Commission bears to the gross proceeds of the sale of the Units and, if applicable, the Over-Allotment Units, and the Corporation shall be responsible for the balance, provided that in no event will the Underwriters be responsible for any amount in excess of the portion of the Underwriters’ Commission actually received by them.  Notwithstanding the foregoing, a person guilty of fraudulent misrepresentation, wilful misconduct or illegal activity shall not be entitled to contribution from any other party.  Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought.  In no case shall such party from whom contribution may be sought be liable under this Agreement unless such notice shall have been provided, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have otherwise than under this Section.  The right to contribution provided in this section shall be in addition and not in derogation of any other right to contribution which the Underwriters or the Corporation may have by statute or otherwise by law.

(2)

Unless otherwise specified, any liability of the Underwriters under this Agreement including the obligation of the Underwriters to purchase the Units at the Time of Closing will be several (as distinguished from joint), however, limited as to 40% National Bank Financial Inc., 20% Haywood Securities Inc., 20% Sprott Securities Inc., 10% Orion Securities Inc., 5% Dundee Securities Corporation and 5% McFarlane Gordon Inc.

Section 13

Termination Rights.

(1)

The obligation of the Underwriters to purchase the Units and, if applicable, the Over-Allotment Units, shall be subject to the accuracy, in all material respects, as of the Closing Time of the representations and warranties of the Corporation contained herein or in any certificate or document delivered pursuant to or contemplated by this Agreement and the due fulfilment and compliance, in all material respects, by the Corporation of and with its covenants herein contained.

(2)

All representations, warranties, terms and conditions of this Agreement, other than those that expressly provide for an obligation of the Underwriters, shall be construed as conditions inserted for the benefit of the Underwriters.  Any material breach of, default under or non-compliance with any such representation, warranty, term or condition by the Corporation shall entitle the Underwriters, without limitation of any other remedies of the Underwriters, to terminate their obligation to purchase the Units and, if applicable, the Over-Allotment Units, by giving written notice to that effect to the Corporation at or prior to the Closing Time.  The Underwriters may waive, in whole or in part, or extend the time for compliance with, any such representation, warranty, term or condition without prejudice to the rights of the Underwriters in respect of any other such representation, warranty, term or condition or any other or subsequent breach, default or non-compliance with that or any other representation, warranty, term or condition, provided that to be binding on the Underwriters any such waiver or extension must be in writing.  No act of the Underwriters in offering the Units and, if applicable, the Over-Allotment Units shall constitute a waiver of or estoppel against the Underwriters.

(3)

In addition to any other remedies which may be available to the Underwriters, the Underwriters shall be entitled, at the Underwriters’ option, to terminate and cancel, without any liability on the Underwriter's part, the Underwriter's obligations under this Agreement, and the obligations of any person from whom the Underwriters have solicited an order to purchase the Units and, if applicable, the Over-Allotment Units, that has executed a Subscription Agreement, by notice to that effect delivered to the Corporation prior to the Time of Closing if:

(a)

a “material change”, as that term is defined in the Ontario Act, in the affairs of the Corporation occurs or is announced by the Corporation which would be expected to have an adverse effect on the business or affairs of the Corporation or on the market price or value of the Common Shares;

(b)

the due diligence review and investigations performed by the Underwriters reveal any information or fact not generally known to the public which might in the Underwriters’ sole opinion, acting reasonably, adversely affect the market price of the Common Shares, quality of investment or marketability of the Offering;

(c)

there should develop, occur or come into effect or existence any occurrence of national or international consequence or any action, governmental law or regulation, inquiry or other occurrence, whether in any financial market or otherwise, of any nature whatsoever, which, in the sole opinion of the Underwriters, acting reasonably, materially adversely affects or may materially adversely affect the marketability of the Units or, if applicable, the Over-Allotment Units, or the business of the Corporation;

(d)

any inquiry, action, suit, investigation or other proceeding (whether formal or informal) is commenced, threatened or publicly announced or any order or ruling is issued by any federal, provincial or other governmental authority or under or pursuant to any relevant statute in relating to the Corporation or the Corporation’s directors or officers, that in the sole opinion of the Underwriters, acting reasonably, adversely operates to prevent or restrict materially the distribution or trading of the Common Shares or adversely impacts the marketability of the Units or, if applicable, the Over-Allotment Units, in a material manner; or

(e)

any order to cease trading (including communicating with persons in order to obtain expressions of interest) in the Common Shares of the Corporation is made by a competent regulatory authority and that order is still in effect.

(4)

If the Underwriters terminate this Agreement pursuant to this , the Corporation’s liabilities to the Underwriters shall be limited to the Corporation’s obligations under ,  or  hereof.

(5)

The right of the Underwriters to terminate their obligations under this Agreement is in addition to such other remedies as they may have or have in respect of any default, act or failure to act of the Corporation in respect of any of the matters contemplated by this Agreement.

Section 14

Right of First Refusal.

The Corporation hereby grants to National Bank Financial Inc., the right (the “First Right”) to act as the Corporation's lead underwriter/agent in connection with any equity or debt offering of securities (including an offering of special warrants exchangeable for equity securities) of the Corporation during the six-month period commencing on the Closing Date.  The First Right shall be exercisable by National Bank Financial Inc. during a period of two Business Days after receipt by National

Bank Financial Inc. from the Corporation of a notice outlining the proposed terms of a transaction.

Section 15

Underwriters’ Authority.

The Corporation shall be entitled to and shall act on any notice, request, direction, consent, waiver, extension and other communication given or agreement entered into by or on behalf of the Underwriters by National Bank Financial Inc. who shall represent the Underwriters and have authority to bind the Underwriters hereunder except in respect of a notice of termination pursuant to  or the exercise of the indemnity rights specified in  which shall require the action of all the Underwriters.  Each of the Underwriters agrees that National Bank Financial Inc. has been authorized in such regard by Haywood Securities Inc., Sprott Securities Inc., Orion Securities Inc., Dundee Securities Corporation and McFarlane Gordon Inc.

Section 16

Notices.

Any notice under this Agreement shall be given in writing and either delivered or faxed to the party to receive such notice at the address or facsimile numbers indicated below:

(a) to the Corporation at:
Suite 900 – 510, Burrard Street Vancouver, British Columbia V6C 3A8
Attention:	Mr. David P. Hall Chairman, President and Chief Executive Officer
Facsimile:	(604) 687-3932
with a copy to:
DuMoulin Black 10th Floor, 595 Howe Street Vancouver, British Columbia V6C 2T5
Attention:	Mr. Sargent Berner

Facsimile:	(604) 687-8772
(b) to the Underwriters or any Indemnified Party at:
c/o National Bank Financial Inc. 130 King Street West Suite 3200, P.O. Box 21 Toronto, Ontario M5X 1J9
Attention:	Mr. William Washington
Facsimile:	(416) 869-8013
with a copy to:
Stikeman Elliott LLP 199 Bay Street 5300 Commerce Court West Toronto, Ontario M5L 1B9
Attention:	Mr. Jay C. Kellerman
Facsimile:	(416) 947-0866

or such other address or facsimile number as such party may hereafter designate by notice in writing to the other party.  If a notice is delivered, it shall be effective from the date of delivery and if such notice is faxed (with receipt confirmed), it shall be effective on the business day following the date such notice is faxed.

Section 17

Survival.

All representations, warranties, and agreements of the Corporation contained herein or contained in any document submitted pursuant to this Agreement or in connection with the purchase of the Units and, if applicable, the Over-Allotment Units, shall survive the purchase of the Units and, if applicable, the Over-Allotment Units, for a period of one year from the Time of Closing by the Purchasers and shall continue in full force and effect unaffected by any subsequent disposition, conversion, exercise or exchange of the Units and, if applicable, the Over-Allotment Units, and the Underwriters shall not be limited or prejudiced by any investigation made by or on behalf of the Underwriters in connection with the Offering.  Without limiting the foregoing, the provisions contained in this Agreement in any way related to indemnification or the contribution obligations shall survive and continue in full force and effect, indefinitely.

Section 18

Entire Agreement.

The provisions herein contained constitute the entire agreement between the parties hereto and supersede all previous communications, representations, understandings and agreements between the parties with respect to the subject matter hereof whether verbal or written, including, the letter agreement dated August 20, 2003 between the Corporation and the Underwriters.

Section 19

Counterparts.

This Agreement may be executed in any number of counterparts and may be executed by facsimile, all of which when taken together shall be deemed to be one and the same document and not withstanding the actual date of execution of each counterpart, this Agreement shall be deemed to be dated as of the date first above written.

Section 20

General.

This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and time shall be of the essence hereof.

Section 21

Severability.

If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

Section 22

Successors and Assigns.

The terms and provisions of this Agreement shall be binding upon and enure to the benefit of the Corporation, the Underwriters and their respective executors, heirs, successors and permitted assigns; provided that, except as provided herein, this Agreement shall not be assignable by any party without the written consent of the others.

Section 23

Further Assurances.

Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.

Section 24

Canadian Dollars.

Unless otherwise stated, all references herein to dollar amounts are to lawful money of Canada.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

If the above is in accordance with your understanding, please sign and return to the Underwriters a copy of this letter, whereupon this letter and your acceptance shall constitute a binding agreement between the Corporation and the Underwriters.

NATIONAL BANK FINANCIAL INC.
By:
Authorized Signing Officer
HAYWOOD SECURITIES INC.
By:
Authorized Signing Officer
SPROTT SECURITIES INC.
By:
Authorized Signing Officer
ORION SECURITIES INC.
By:
Authorized Signing Officer
DUNDEE SECURITIES CORPORATION
By:
Authorized Signing Officer
MCFARLANE GORDON INC.
By:
Authorized Signing Officer

The above offer is hereby accepted and agreed to as of the date first above written.

AURIZON MINES LTD.
By:
Name: David P. Hall
Title: Chairman, President and Chief Executive Officer

SCHEDULE  "A"

UNITED STATES OFFERS AND SALES

As used in this Schedule “A”, the following terms have the following meanings:

“Directed Selling Efforts” means directed selling efforts as that term is defined in Regulation S.  Without limiting the foregoing, but for greater clarity in this Schedule, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Units or Over-Allotment Units, and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the Units or Over-Allotment Units;

“Foreign Issuer” means a foreign issuer as that term is defined in Regulation S;

“General Solicitation” and “General Advertising” mean “general solicitation” and “general advertising”, respectively, as used in Rule 502(c) under the U.S. Securities Act, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising or in any other manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act;

“Regulation S” means Regulation S adopted by the SEC under the U.S. Securities Act;

“SEC” means the United States Securities and Exchange Commission;

“Substantial U.S. Market Interest” means substantial U.S. market interest as that term is defined in Regulation S;

“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

“U.S. Person” means a U.S. person as that term is defined in Regulation S; and

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

All other capitalized terms used but not otherwise defined in this Schedule “A” shall have the meanings assigned to them in the Underwriting Agreement to which this Schedule “A” is attached.

Representations and Warranties of the Corporation

1.

The Corporation represents and warrants to and covenants with the Underwriters that:

(a)

The Corporation is a Foreign Issuer with no Substantial U.S. Market Interest with respect to the Units, the Over-Allotment Units or the Common Shares issuable upon exercise of the Warrants.

(b)

None of the Corporation, its affiliates or any person acting on its or their behalf has engaged or will engage in any Directed Selling Efforts or has engaged or will engage in any form of General Solicitation or General Advertising in the United States with respect to the Units or the Over-Allotment Units.

(c)

The Corporation is not an open-end investment company, closed-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended.

Representations, Warranties and Covenants of the Underwriters

1.

Each of the Underwriters represents and warrants to and covenants and agrees with the Corporation that:

(a)

It acknowledges that the Units, the Over-Allotment Units and the Common Shares issuable upon exercise of the Warrants have not been and will not be registered under the U.S. Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons, except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the U.S. Securities Act.  It has not offered or sold, and will not offer or sell, any of the Units or the Over-Allotment Units except in accordance with Regulation S or as provided in paragraphs (c) through (f) below.  Accordingly, neither it or its affiliate(s), nor any persons acting on its or their behalf have engaged or will engage in any Directed Selling Efforts in the United States with respect to the Units or the Over-Allotment Units.

(b)

It has not entered and will not enter into any contractual arrangement with respect to the distribution of the Units, the Over-Allotment Units or the Common Shares issuable upon exercise of the Warrants, except with its affiliates, any selling group members or with the prior written consent of the Corporation.

(c)

All offers and sales of the Units and Over-Allotment Units in the United States will be effected through NBC International (USA) Inc. in accordance with all applicable U.S. broker-dealer requirements.

(d)

Immediately prior to making offers of the Units or the Over-Allotment Units within the United States or to, or for the account or benefit of, U.S. Persons, it had reasonable grounds to believe and did believe that each offeree was an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3), or (7) under the U.S. Securities Act with such knowledge and experience in financing and business matters that it was capable of evaluating the merits and risks of the investment in the Units or the Over-Allotment Units.

(e)

No form of General Solicitation or General Advertising will be used, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Units or Over-Allotment Units in the United States.

(f)

Prior to any sale of Units or Over-Allotment Units within the United States or to, or for the account or benefit of, U.S. Persons, it shall cause each purchaser thereof to execute and deliver a U.S. Subscription Agreement in a form reasonably acceptable to the Corporation and the Underwriters.

(g)

At closing, National Bank Financial Inc., together with NBC International (USA) Inc., will provide a certificate, substantially in the form of Exhibit 1 to this agreement relating to the manner of the offer and sale of the Units and Over-Allotment Units in the United States.

EXHIBIT 1

UNDERWRITERS’ CERTIFICATE

In connection with the private placement of the Units (and Over-Allotment Units, if any) of Aurizon Mines Ltd. (the “Corporation”), with U.S. institutional accredited investors (each, a “U.S. Private Placee”) pursuant to U.S. subscription agreements dated as of August or September, 2003 (the “U.S. Subscription Agreements”), the undersigned National Bank Financial Inc., on behalf of itself and on behalf of Haywood Securities Inc., Sprott Securities Inc., Orion Securities Inc., Dundee Securities Corporation and McFarlane Gordon Inc. (collectively, the “Underwriters”) and the undersigned NBC International (USA) Inc., in its capacity as placement agent in the United States for the Underwriters (the “U.S. Placement Agent”), do hereby certify that:

(a)

NBC International (USA) Inc. is a duly registered broker or dealer with the United States Securities and Exchange Commission and is a member of, and in good standing with, the National Association of Securities Dealers, Inc. on the date hereof;

(b)

all offers and sales of the Units and the Over-Allotment Units in the United States were made to a maximum of 50 institutional “accredited investors” (as defined below) by the U.S. Placement Agent;

(c)

all offers and sales of the Units and the Over-Allotment Units in the United States have been effected in accordance with all applicable U.S. broker-dealer requirements;

(d)

no written material was used in connection with the offer or sale of the Units and the Over-Allotment Units in the United States;

(e)

immediately prior to our transmitting the U.S. Subscription Agreement to each U.S. Private Placee, we had reasonable grounds to believe and did believe that each U.S. Private Placee was an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and, on the date hereof, we continue to believe that each U.S. Private Placee is an institutional “accredited investor”;

(f)

no form of general solicitation or general advertising (as those terms are used in Regulation D) was used by us, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Units or the Over-Allotment Units in the United States or to U.S. Persons; and

(g)

prior to any sale of Units or Over-Allotment Units within the United States or to, or for the account or benefit of, U.S. Persons, we caused each U.S. Private Placee to sign a U.S. Subscription Agreement containing representations, warranties and agreements in a form reasonably acceptable to the Corporation and the Underwriters.

Terms used in this certificate have the meanings given to them in the Underwriting Agreement unless otherwise defined herein.

Dated this _____ day of September, 2003.

NATIONAL BANK FINANCIAL INC. By: ___________________________________ Name: Title:	NBC INTERNATIONAL (USA) INC. By: ________________________________ Name: Title